EXHIBIT 31.3

Certification of Chief Executive Officer

I, Anthony Brian Goodman, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Golden Matrix Group, Inc. (the “registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025

/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer (Principal Executive Officer)